FORM C2

               THE COMPANIES (INCORPORATION BY REGISTRATION) ACT,
                1970 AMENDED MEMORANDUM OF ASSOCIATION -- SECOND
                                AMENDMENT 20/9/83

                                       OF

                           COASTAL INTERNATIONAL, LTD.

                   (hereinafter referred to as "the Company").


1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.       We, the undersigned, namely.


- -------------------------------------------------------------------------------------------------------------------
                                                      BERMUDIAN                                     NUMBER OF
                                                       STATUS                                         SHARES
           NAME                   ADDRESS             (Yes/No)              NATIONALITY             SUBSCRIBED
- -------------------------------------------------------------------------------------------------------------------
Nicholas B. Dill Jr.           Pembroke                  Yes                 British                    1
                               Bermuda
- -------------------------------------------------------------------------------------------------------------------
F. Alexander Cooper            Southampton               Yes                 British                    1
                               Bermuda
- -------------------------------------------------------------------------------------------------------------------
Charles T. Collis              Devonshire                Yes                 British                    1
                               Bermuda
- -------------------------------------------------------------------------------------------------------------------


do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the provisional directors of the Company in pursuance of Section 5 of The Companies Act, 1948, in respect of the shares allotted to us respectively.

3. The Company is to be an exempted Company as defined by the Companies (Incorporation of Registration) Act, 1970.

4. The Company has power to hold land situate in these Islands not exceeding in all, including the following parcels: -- Nil

- --------
1          Delete as applicable.

5. The minimum share capital of the Company shall be US$12,000 divided into shares of a par value of not less than one cent each, and having a proposed par value of US$0.01(cent) per share.

6.       The objects for which the Company is formed and incorporated are: --

         all those objects set out in paragraphs (a) to (za) inclusive of the First Schedule to the Companies (Incorporation by Registration) Act, 1970

         (zb) To purchase from time to time, only after the appointed date on which The Companies Act, 1981 as amended comes into force and effect, the Company's shares in accordance with and subject to The Companies Act, 1981 as amended.

          Signed by each subscriber in the presence of at last one witness attesting the signature thereof:--


/s/ Nicholas B. Dill, Jr.                          /s/ Debra Smith
- -----------------------------                      ----------------------------

/s/ F. Alexander Cooper                            /s/ Debra Smith
- -----------------------------                      ----------------------------

/s/ Charles T. Collis                              /s/ Debra Smith
- -----------------------------                      ----------------------------

- -----------------------------                      ----------------------------

- -----------------------------                      ----------------------------
     (Subscribers)                                        (Witnesses)


         SUBSCRIBED this 28th day of April, 1980.

PERMIT (To be endorsed)


         PERMIT NO. 5316

         PERMISSION IS HEREBY GIVEN FOR THE FORMATION AND INCORPORATION OF AN EXEMPTED COMPANY WITH THE MEMORANDUM OF ASSOCIATION ON WHICH THIS PERMIT IS ENDORSED, AND BY THE NAME THEREIN SPECIFIED.


                  /s/
                  ---------------------
                  ADMINISTER OF FINANCE

         DATED THIS 1st day of May, 1982.




STAMP DUTY (to be affixed)

Duly stamped in the amount of BD$30.00 being stamp duty on the minimum capital of the Company of US$12,000 and further duly stamped in the amount of BD$189.00 being stamp duty on the additional authorised capital of the Company of US$76,000 making a total authorised capital of US$88,000

                                 FIRST SCHEDULE

                                       TO

                         THE COMPANIES (INCORPORATION BY
                             REGISTRATION) ACT 1970

                                ----------------

             Powers of an Exempted Company which may be Incorporated
                         Referentially in its Memorandum


         Where so specified in its memorandum, by reference to all or any of the following paragraphs, an exempted company shall, subject to any provision of law, have such of the following objects so specified, that is to say:--

         (a) to carry on outside these Islands from a principal place of business in these Islands all or any of the business of ship owners, ship managers, ship builders and repairers, ship brokers, ship agents, agents for the sale and purchase of ships or other craft, aircraft owners, aircraft builders and repairers, aircraft brokers, chartering agents, freight contractors, travel agents, lightermen, stevedores, warehousemen, wharfingers, storekeepers, dock owners, forwarding agents, ship chandlers and dealers in rope, canvas, oil and ship stores of all kinds, civil, electrical, mechanical and sanitary engineers, motor engineers, designers, constructors and repairers, bill discounters, colliery proprietors, coal merchants, contractors and exporters, grain merchants, ice merchants, timber merchants, merchandise brokers, barterers, importers and exporters of all kinds of articles, goods, products, metals, minerals, materials, machinery and merchandise, purveyors, general merchants and dealers in articles, goods, products, metals, materials, machinery and merchandise of every kind;

         (b)      to  purchase,  charter,  sub-charter,  hire,  build,  take  in exchange or otherwise acquire and hold and to operate, maintain, repair, improve, alter, mortgage, pledge, sell, exchange, charter, sub-charter, or let out for hire or otherwise dispose of and deal in ships, submarines, vessels, aircraft, motor and other vehicles and craft and conveyances of all kinds whether registered or intended to be registered within or outside these Islands, and any shares or interest therein, and all materials, articles, tools, machinery, equipment and appliances connected therewith;

         (c) to carry on outside these Islands from a principal place of business in these Islands all kinds of promotion business, and in particular to form, constitute, float, lend money to, assist and control any companies, associations, businesses or undertakings whatsoever;

         (d) to develop, operate and manage any other undertakings, manufacturing enterprises or businesses, falling within the scope of the objects set out in this Schedule, situated outside these Islands as the company may from time to time determine;

         (e) to carry on outside these Islands from a principal place of business in these Islands all or any of the businesses of farmers, livestock keepers, livestock breeders, graziers, slaughtermen, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

         (f) in these Islands and elsewhere to engage in and carry on the business of scientific research in all its branches including the acquisition, improvement, discovery and development of processes, inventions, formulae, patents, trademarks, designs and the like, and to acquire by purchase or otherwise and own, sell, lease or otherwise dispose of or deal in the same, and for the purposes aforesaid or any of them to acquire, construct, maintain, supervise and operate laboratories and research centres;

         (g) in these Islands and elsewhere to engage in and carry on all or any of the businesses of designers, manufacturers, processors and packages of and dealers in goods, chattels, products, metals, minerals, machinery and merchandise of all kinds;

                      Provided that nothing herein  contained shall be construed to  authorize  the company to engage in
                  retail trade in these Islands, or in any other trade in these Islands except with another exempted company or exempted partnership or resident corporation incorporated abroad;

         (h) subject as hereinafter provided throughout the world to engage in inland, overland, coastwise, undersea, ocean, air and land commerce and generally in the business of shipping, air carriage and land carriage, including the carriage of animals, goods, mails and passengers by air and land and by and under sea:

                      Provided  that no  part  of any  such  business  shall  be carried on entirely within these Islands;

                      And provided  further that nothing herein  contained shall prevent the principal place of business of the company from being in these Islands or preclude the registration of any ships or aircraft in these Islands;

         (i) to carry on outside these Islands from a principal place of business in these Islands all kinds of exploration business, and in particular to search for, prospect, examine and explore mines and grounds supposed to contain metals, minerals, ores, oil or precious stones, and to search for and obtain information in regard to mines, mining claims, mining districts and localities;

         (j) to purchase, take on lease or otherwise acquire, and to sell, dispose of and deal with mines, oil wells, mining rights, oil rights and mineral rights and property situated outside these Islands containing or supposed to contain metals, minerals, ores, oil or precious stones of all kinds, and undertakings situated outside these Islands connected therewith, and outside these Islands to work, exercise, develop and turn to account mines, oil wells, mining rights, oil rights, and mineral rights, and any undertakings connected therewith, and to win, get, quarry, smelt, calcine, refine, manipulate and prepare for market and deal in all kinds of metals, minerals, ores, oil and precious stones;

         (k) to purchase articles, goods, chattels, products, metals, minerals, materials, machinery and merchandise of all kinds, situated at the time of purchase outside these Islands, and to sell or barter the same to or with any person, institution or government authority;

                      Provided that nothing herein  contained shall be construed to authorize the company to enter into the retail trade in these Islands, or in any other trade in these Islands except with another exempted company or exempted partnership or resident corporation incorporated abroad;

         (l) to acquire any personal property including commercial commodities, options and rights of any description whatsoever situated outside these Islands and to hold as investments, and to sell, dispose of, mortgage, lease, let and develop the same as the company may from time to time determine;

         (m) to acquire by purchase or otherwise and hold any stocks, shares, bonds, debenture stock obligations, mortgages or securities created or issued outside these Islands or of any other company within these Islands which shall be an exempted company and any bonds or debenture issued by the Government or any public authority, and to sell, exchange or vary the same as the company may from time to time determine;

         (n)      to lend or advance money --

                   (i)     to persons outside these Islands;

                  (ii)     within these Islands to any other  exempted  company,
                           to  an  exempted   partnership  or  to  any  resident
                           corporation incorporated aborad;

                 (iii)     to the Government or any public authority;

                  and to place money on deposit with any bank licensed under the Banks Act 1969 or any person for the time being licensed to solicit and accept deposits from the public under any provision of law;

         (o) to acquire by purchase or otherwise and hold as investment, any inventions, improvements, processes, patents, applications, trademarks, trade names, trade secrets, labels, designs, licenses, brands, formulae and the like and to sell, exchange, grant licences or vary the same as the company may from time to time determine;

         (p) to acquire by purchase or otherwise the goodwill, rights, property and assets of any person, firm or company engaged in any business outside these Islands and to hold as an investment and to sell or otherwise dispose of the same as the company may from time to time determine;

         (q) outside these Islands to acquire, own, lease, hire, use, build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, offices, factories, laboratories, research centres, warehouses, mills, works, wharfs, roads, railways, tramways, docks, dry-docks, piers, jetties, aerodromes, hangars, workshops, sheds, bridges, sidings, machinery, engines, walls, fences, banks, dams, sluices, reservoirs or water courses and to clear sites for the same or to join with any person in doing any of the things aforesaid or to contribute to or subsidise the same and to work, manage and control the same or to join with others in so doing;

         (r) to acquire by purchase, lease, bargain, exchange or otherwise any real property situated outside these Islands to hold as an investment and to sell, dispose of, mortgage, lease, let the same as the company may from time to time determine;

         (s) to develop and improve any land or other property acquired by the company;

         (t) to manufacture, process, or purchase or otherwise acquire and use all parts, appliances, raw materials, furniture, machinery, equipment, fixtures and goods used or intended to be used for or in connection with any of the businesses of the company;

         (u) to borrow or raise or secure the payment of money in such manner as the company may think fit;

         (v) to give guarantees with respect to the liabilities of third parties, the fidelity of individuals filling or about to fill situations of trust or confidence and such other business guarantees as the company may from time to time determine;

         (w) to vest any real or personal property, rights or interests acquired by or belonging to the company in any person, firm or company on behalf of or for the benefit of the company, and with or without any declared trust in favour of the company;

         (x) to engage, provide, employ, hire out or act as agent for, the services of artists, actors, singers, entertainers, authors, composers, producers, directors, engineers, experts or specialists of any sort;

         (y) to act as trustees for any pension, provident, benevolent or similar fund established for the benefit of employees (which expression shall throughout this paragraph include directors, managing directors and other officers) and ex-employees of the company and any affiliated or subsidiary company or body
                  (whether incorporated or not) and the dependants of such employees and ex-employees and to do all such acts and things as are requisite or proper for such purposes;

         (z) to amalgamate or merger with any other exempted company or any company incorporated outside of these Islands whether by sale or purchase (for fully or partly paid up shares or otherwise) of the undertakings subject to the liabilities of the company or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid up shares or otherwise) of all the shares or stock of the company or any such other company as aforesaid, or by partnership, or in any other manner;

         (za) to carry out all or any of the objects of the company as principals or agents or in partnership or conjunction with any other person, firm, association or company, or by means of any subsidiary or auxiliary company and in any part of the world;

         In this Schedule --

         (a)      references  to  a  company  include  a  company   incorporated
                  otherwise than under this Act; and

         (b) references to an exempted company include an exempted company incorporated by an Act.